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                                                                    EXHIBIT 10.9

                              PURCHASE AGREEMENT


        THIS PURCHASE AGREEMENT (hereinafter referred to as this "Agreement"), is entered into as of the 11th (eleventh) day of January 1998, by and between Axxess, Inc., a corporation organized under the laws of the state of Nevada (hereinafter referred to as "AXS"); and Randall B. Shepardson, an individual residing at 117 Lake Shore Blvd., Stafford Springs, Connecticut (hereinafter referred to as "RBS").

                                   Premises

        This Agreement provides for the acquisition by AXS of the internet web site and domain name known as "stocktools.com" (hereinafter "Web Site") and certain computer hardware, software and other assets (hereinafter collectively the "Assets") as defined in Schedule "A" hereto and made a formal part of this Agreement, from RBS in exchange for the payment of; (i) one hundred thousand ($100,000) dollars cash and, (ii) one hundred thousand ($100,000) dollars of restricted shares of common stock of Axxess, Inc. by the issuance of one hundred thousand restricted shares of common stock of Axxess, Inc. (the "Shares") to RBS.

        Said Shares shall be registered for sale on behalf of RBS following the execution of this Agreement. As a condition hereof, AXS agrees that should RBS receive proceeds of less than one hundred thousand ($100,000) dollars from the sale of the Shares then AXS shall be liable for the difference between the monies received by RBS from the sale of the Shares and one hundred thousand ($100,000) dollars. In consideration hereof, RBS agrees that for a period of ninety (90) days from the issuance of the shares, AXS or its designee shall have the option to repurchase any portion of the Shares from RBS at a price of one ($1.00) dollar per share.

                                   Agreement

        NOW, THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to be derived by the parties hereunder, it is hereby agreed as follows:

                                   ARTICLE I

               REPRESENTATIONS, COVENANTS, AND WARRANTIES OF RBS

As an inducement to and to obtain the reliance of AXS, RBS represents and warrants to AXS as follows:

        Section 1.01 Title and Related Matters. RBS has good and marketable title to all of its properties, inventory, interests in properties, and assets, real and personal, associated with the Web Site and Assets, free and clear of all liens, pledges, charges, or encumbrances except (a) statutory liens or claims not yet delinquent; and (b) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. RBS owns all procedures, techniques, business plans, methods of management, or other information utilized in connection with RBS's Web Site and Assets. To the best knowledge of RBS, its Web Site or Assets do not infringe on the patent, copyrights, trade secret, or other proprietary right of any third person.

        Section 1.02 Litigation and Proceedings. There are no actions, suits, or proceedings pending or, to the knowledge of RBS, threatened by or against RBS, or affecting RBS or its Web Site or Assets, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. RBS does not have any knowledge of any default on its part with respect to any judgement, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.



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        Section 1.03 Contracts.

                (a) There are no material contracts, agreements, franchises, license agreements, or other commitments to which RBS's Web Site is a party or by which it or any of its properties are bound, which are material to the operations of the Web Site taken as a whole; except as defined in Schedule "B" hereto and made a formal part of this Agreement,

                (b) RBS and/or the Web Site are not a party to or bound by, or are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgement, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as RBS can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of the Web Site; and

        Section 1.04 Material Contract Defaults. RBS and the Web Site are not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of the Web Site, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which RBS has not taken adequate steps to prevent such a default from occurring.

        Section 1.05 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which RBS is a party or to which any of its properties or operations are subject.

        Section 1.06 Governmental Authorizations. RBS holds all licenses, franchises, permits, and other governmental authorizations which are legally required to enable RBS to operate the Web Site in all material respects as conducted on the date hereof. No authorization, approval, consent, or order of, or registration, declaration, or filing with, any U.S. or foreign court or other governmental body is required in connection with the execution and delivery by RBS of this Agreement and the consummation by RBS of the transactions contemplated hereby.

        Section 1.07 Compliance With Laws and Regulations. RBS has complied with all applicable U.S. and foreign statutes and regulations of any federal, state, provincial, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Web Site or except to the extent that noncompliance would not result in any material liability.

        Section 1.08 OwneRBSip of the Domain Name. RBS hereby represents and warrants that it is the legal and beneficial owner of "Stocktools.com" the domain name, free and clear of any claims, charges, equities, liens, security interests, and encumbrances whatsoever, and that it has full right, power, and authority to transfer, assign, convey, and deliver the domain name; and that delivery of such domain name at the Closing will convey to AXS good and marketable title to such Assets, free and clear of any claims, charges, equities, liens, security interest, and encumbrances whatsoever.


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                                  ARTICLE II

               REPRESENTATIONS, COVENANTS, AND WARRANTIES OF AXS

        As an inducement to, and to obtain the reliance of, RBS, AXS represents and warrants as follows:

        Section 2.01 Organization. AXS is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of AXS's certificate of incorporation or Memorandum. AXS has taken all action required by law, its certificate of incorporation, and bylaws, or otherwise to authorize the execution and delivery of this Agreement. AXS has full power, authority, and legal right and has taken all action required by law, its certificate of incorporation, bylaws, or otherwise to consummate the transactions herein contemplated.

        Section 2.02 Approval of Agreement. The board of directors of AXS has authorized and approved the execution and delivery of this Agreement by AXS and consummation of the transactions contemplated hereby.

                                  ARTICLE III

                              PURCHASE OF ASSETS

        Section 3.01 The Purchase.

                (a) On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in section 3.02), RBS shall assign, transfer, and deliver to AXS, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, the domain name, Web Site and Assets; and AXS agrees to acquire such by issuing and delivering in exchange therefore;
        (i) one hundred thousand ($100,000) dollars as follows:

                        i. Fifty thousand ($50,000) dollars upon the signing of
                this Agreement

                        ii. Twenty-five thousand ($25,000) dollars upon the
                satisfactory transfer and RBS's installation of all hardware, software, domain name and other components necessary for the transfer of the Web Site and operations from RBS's current premises and facilities located in Lewiston, Maine to the premises and facilities of AXS located in Altamonte Springs, Florida, and upon the satisfactory evidence of Web Site traffic comprising of a minimum of 300,000 page views during the 30-day period beginning with the first business day following the satisfactory installation of the Web Site at the premises of AXS.

                        iii. Twenty-five thousand ($25,000) dollars upon the
                satisfactory evidence of Web Site traffic comprising of a minimum of 300,000 page views during the second 30-day period beginning with the first business day following the satisfactory installation of the Web Site at the premises of AXS.


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                (b) At the Closing, RBS shall:

                        (i) Execute a non-compete agreement (the "Non-compete
                Agreement") as evidenced in Schedule C attached hereto and made a formal part of this Agreement.

                        (ii) On the surrender of the domain name and Web Site,
                be entitled to the compensation as specified above.

        Section 3.02 Closing. The closing ("Closing") of the transactions contemplated by this Agreement shall be on a date evidenced by the execution of this Agreement and payment of the initial consideration described in section 3.01(a), ("Closing Date"), which shall be no later than five (5) business days after the date of the signing of this Agreement.

        Section 3.03 Closing Events. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

        Section 3.04 Termination.

                (a) This Agreement may be terminated by the board of directors of AXS or RBS at any time prior to the Closing Date if:

                        (i) there shall be any actual or threatened action or
                proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by the Agreement and which, in the judgement of such board of directors, made in good faith and based on the advice of its legal counsel, makes it inadvisable to proceed with the exchange contemplated by this Agreement;

                        (ii) any of the transactions contemplated hereby are
                disapproved by any regulatory authority whose approval is required to consummate such transactions or in the judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; or

        In the event of termination pursuant to this paragraph (a) of section 3.04, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

                (b) This Agreement may be terminated at any time prior to the Closing by action of the board of directors of AXS or RBS shall fail to comply in any material respect with any of their covenants or agreements contained in this Agreement or if any of the representations or warranties of RBS contained herein shall be inaccurate in any material respect. If this Agreement is terminated pursuant to this paragraph (b) of section 3.04, this Agreement shall be of no further force or effect, and no obligation, right, or liability shall arise hereunder.




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                                  ARTICLE IV

                               SPECIAL COVENANTS

        Section 4.01 Access to Properties and Records. AXS and RBS will each afford to the officers and authorized representatives of the other full access to the properties, books, and records of AXS and RBS, as the case may be, in order that each may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of AXS and RBS, as the case may be, as the other shall time to time reasonably request.

        Section 4.02 Third Party Consents. AXS and RBS agree to cooperate with each other in order to obtain third party consents to this Agreement and the transactions herein contemplated.

        Section 4.03 Actions Prior to Closing.

                (a) From and after the date of this Agreement until the Closing Date, respectively, will each:

                        (i) carry on its business in substantially the same
                manner as it has heretofore;

                        (ii) perform in all material respects all of its
                obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

                        (iii) use its best efforts to maintain and preserve its
                business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

                        (iv) fully comply with and perform in all material
                respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

                (b) From and after the date of this Agreement until the Closing Date, neither AXS nor RBS will:

                        (i) enter into or amend any contract, agreement, or
                other instrument of any types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business involving the sale of goods or services.

                                   ARTICLE V

                                 MISCELLANEOUS

        Section 5.01 Brokers. AXS represents that AXS it will assume obligation to pay any compensation to any finders or brokers for bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement not to exceed fifteen thousand ($15,000) dollars. Each party agrees to indemnify the other against any other claim by any third person for any commission, brokerage, or finders' fee or other payment with respect to this Agreement or the transaction contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party.

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        Section 5.02 Governing Law. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, with the laws of Florida. The federal and state courts of the state of Florida shall have exclusive jurisdiction over any dispute or controversy arising under or in connection with this Agreement.

        Section 5.03 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to it or sent by registered mail or certified mail, postage prepaid, or by prepaid telegram addressed as follows:

        If to AXS, to:    Axxess, Inc.
                          201 Park Place
                          Altamonte Springs, Florida 32701

        If to RBS, to:    Mr. Randall B. Shepardson
                          117 Lake Shore Blvd.
                          Stafford Springs, Connecticut 06076

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered, mailed, or telegraphed.

        Section 5.04 Attorneys' Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

        Section 5.05 Confidentiality. Each party hereto agrees with the other parties that, unless and until the transactions contemplated by this Agreement have been consummated, they and their representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director, or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

        Section 5.06 Third Party Beneficiaries. This contract is solely between AXS and RBS and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor, or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

        Section 5.07 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understanding, agreements, representations, or warranties, written or oral, except as set forth herein. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

        Section 5.08 Survival; Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated.

        Section 5.09 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.


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        Section 5.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, of in entity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, any term or condition of this Agreement may be waived or the time for performance hereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

        Section 5.11 Indemnification. AXS agrees to indemnify and hold harmless RBS at all times after the signing of this Agreement against and in respect of any liability, damage or deficiency, all actions, suits, proceedings, demands, assessments, judgements resulting from misrepresentations, breach of covenant, or non-fulfillment of any agreement on the part of RBS with Mr. Shannon Pulse of 1015 Shady Lane, Jackson, Missouri.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Axxess, Inc.

ATTEST:

                [Signature appears here]   By:  Kevin Lichtman, President
                ------------------------        -------------------------



Randall B. Shepardson

ATTEST:
                [Signature appears here]    By:  Randall Shepardson
                ------------------------        -------------------------